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                                                                   EXHIBIT 10.18

                               PRODUCT DEVELOPMENT
                          AND REVENUE SHARING AGREEMENT

         This Agreement is made as of the 18th day of November, 1996, between IGT, a Nevada corporation with offices located at 9295 Prototype Drive, Reno, Nevada ("IGT"), and Innovative Gaming, Inc., a Nevada corporation with offices located at 4750 Turbo Circle, Reno, Nevada ("IGI"), under the following terms and conditions.

                                  INTRODUCTION

         IGT is a gaming machine manufacturer, whose products include a slot machine referred to as an S+ Slant Top slot machines ("Slant Top"). IGI is a gaming machine manufacturer, whose products include a bonus top component ("Bonus") which secures to the top of slot machines for bonus play. IGI seeks to combine IGT's Slant Top with its Bonus (hereinafier the "Machine") for casino placement.

         IGT shall make the necessary custom software engineering changes to the Slant Top to enable communications between the Slant Top and the Bonus. Upon the completion of the two major components being combined into a Machine, IGT shall submit the Machine to the Nevada Gaming Control Board and Gaming Laboratories International, Inc. for approval as a modification.

         NOW, THEREFORE, for good and valuable consideration, as is provided more fully herein, the parties agree as follows:

      1.          ENGINEERING
         IGT shall develop custom engineering modifications for IGI. IGI will own these custom engineering modifications and will pay IGT within 30 days of invoicing. IGT will have the right to utilize this custom engineering in applications that aren't substantially similar to this application.

      2.          MACHINE PLACEMENT
         IGT shall supply IGT Slant Top machine(s) with the above custom engineering modifications to IGI which shall be placed by IGI in strategic casinos for the purpose of product test for consumer acceptance upon such terms as IGI may agree with the casino locations. In the event that the parties mutually agree that the market test was successful, IGT shall supply IGI new or used IGT Slant Top machines in an amount to be mutually agreed upon between the parties for installation at various casino locations pursuant to participation agreements between IGI and each casino location and on a revenue participation basis between IGI and IGT. IGT will provide custom engineering modifications to the Slant Top, which modifications will allow IGI to install its proprietary Bonus video component onto the Machines.

      3.          PARTICIPATION
         The parties will participate jointly in the Net Revenue generated by the Machines as follows:

               a. Commencing upon installation of each Machine and continuing thereafier until IGT has recovered its list price less 40% of the Slant Top, IGT will receive fifty percent (50%) of the
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               Net Revenue as received by IGI on account of such Machine, and
               IGI shall receive fifty percent (50%) of the Net Revenue on account of such Machine.



b. Upon receipt of the IGT list price less 40% for each Slant Top by IGT, ownership of that Slant Top shall pass to IGI and, thereafier for the term of this Agreement, IGT will receive ten percent (10%) of the Net Revenue and IGI shall receive ninety percent (90%) of the Net Revenue.

         c. IGI may place the bonus component on existing IGT manufactured games within a casino if (1) IGT is unable to timely supply new or used IGT Slant Top machines to IGI (timely is defined as within a six week period of IGI placing the order) or (2) the market demands the bonus component only and both IGT and IGI agree that IGI will retrofit existing IGT manufactured games already existing in a casino. In the event the bonus component is added to an existing IGT manufactured casino game, IGT will receive a royalty of 5% of the net revenue for as long as IGI collects net revenue.

                  "Net Revenue" shall be defined as the actual revenue received by IGI from the casino locations on account of each Machine, less any gaming taxes and license fees, or other personal taxes, fees and other charges, applicable to the Machine or its operation, if any, which are paid by IGI rather than by the casino location pursuant to the participation agreement. Payments under this provision shall be due and payable on a monthly basis following IGI's receipt of Net Revenue from each casino location. IGI shall provide all accounting services and will include with the monthly payment an accounting summary of the machines' performance.

      4.          SERVICING OF THE MACHINE
                  IGT and IGI shall be responsible for service and costs of repair of the components of the machines supplied by the respective parties. IGT will not be responsible for servicing the Slant Top on which the bonus components are placed under paragraph 3(c) above.

      5.          LICENSING
         a. Licensing and the machine approval - Each party shall obtain any and all licensing necessary to effectuate the terms of this Agreement, and shall bear their own costs associated with licensing proceedings, governmental investigation and approval as required under all applicable laws, regulations, ordinances, and statutes.

b. Machine approval - IGT will submit the machine for approval to the Nevada Control Board and Gaming Laboratories International by December 31, 1996.

      6.          RETURNS
                  IGI agrees to make best efforts to either replace returned machines in a new casino location or alternatively to modify or refurbish machines for placement in new casino locations.

      7.          WARRANTY
                  IGT warrants that for a period of ninety (90) days following installation at the casino location, equipment purchased hereunder will be free from defects and in good working order. IGI's sole and exclusive remedy in the event of defect is expressly limited to the restoration of the equipment to


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good working condition by adjustment, repair, or replacement of defective parts, at IGT's election. Video monitors (covered under separate manufacturer warranty), machines, equipment, and other products not manufactured by IGT, are excluded from this warranty. Except as specifically provided in this Agreement, there are no other warranties, express and implied, including but not limited to, warranties of merchantability of fitness for a particular purpose. No affirmation of fact, including but not limited to statements regarding suitability for use, performance, percentage hold, or par value of the equipment shall be deemed to be as warranty or guaranty of IGT for any purpose. In no event shall IGT or any of its affiliates, subsidiaries, representatives, or agents be liable for direct, indirect, special or consequential damages, including loss of profits, arising out of any breach of this Agreement. The liability of IGT and the manufacturer of the note acceptor with which IGT machines are equipped, whether in contract, in tort, under warranty, in negligence or otherwise, shall not exceed an amount of the fair market value of the note acceptor and under no circumstances shall IGT or the manufacturer of the note acceptor be liable for special, indirect, or consequential damages. Neither IGT nor the manufacturer of the note acceptor shall be liable in any respect for the acceptance of counterfeits and/or fraudulent materials. Any unauthorized modification, alteration, or revision of all or any portion of the IGT equipment which is the subject of this Agreement shall cause the warranty described in this paragraph to be null and void. IGT, its affiliates, subsidiaries, representatives, and agents make no other warranty, express or implied.

      8.          OWNERSHIP
                  Until payment in full of the IGT list price less 40% for such Slant Top has been made to IGT, each Slant Top shall remain the sole property of IGT and shall not become by agreement, act of law or otherwise, security for any obligation or property of IGI. In the event that IGI ceases doing business for any reason, fails to maintain all required gaming licenses, or in the event of filing of voluntary or involuntary petition of bankruptcy or any other default by IGI, IGT may, in addition to any other remedy at law of equity, enter the premises where any of the Machines are located and retake possession of the Slant Top if ownership of such Machines has not been transferred to IGI.

      9.          TERM AND TERMINATION
a. Term - This Agreement shall be effective for a period of five years and shall automatically renew for additional one year periods unless terminated upon 30 days written notice by either party prior to the anniversary date.

         b. Termination - Either party may terminate this Agreement upon a material breach of this Agreement which the breaching party does not cure (i) within fifteen (15) days after delivery of written notice of such breach if the breach involves the payment of money or (ii) within thirty (30) days after notice of such breach involves any act or failure other than the payment of money, or longer if action has commenced to cure a non-monetary breach within the 30-day period and such party continues to diligently and continuously prosecute the cure to a favorable conclusion.

         c. Unusable Inventory - In the event machines are returned and cannot be replaced in accordance with paragraph 5 above and IGT has not recovered its list price less 40%, IGI may either (a) return the slant top machine to IGT or
(b) purchase the machine from IGT for the balance of IGT's list price less 40% not recovered. If IGI purchases the machine from IGT, IGI will not subsequently use this machine in conjunction with the IGI bonus component without compensating IGT as specified herein on a participatory basis.


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10. INSURANCE
         Casino operators, pursuant to and required by IGI participation agreements, shall maintain adequate "all risk" insurance on the Machines.

11. AGREEMENTS
         All agreements for the placement of machines at casino locations shall be approved as to form by IGT and IGI.

12. MISCELLANEOUS
a. Governmental Regulatory Approval - The parties agree that the performance by each party of the terms and provisions of this Agreement is contingent upon obtaining all necessary approvals from any and all governmental regulatory agencies in any jurisdiction where they are licensed. Each agrees to fully cooperate with the other in providing any and all information and documents that may be required by any appropriate regulatory agency during the approval process. This will be a continuing obligation of each party during the term of the agreement after it has been initially approved by the regulatory agencies. In the event that any regulatory agency determines this the agreement cannot be approved initially for any reason, then the parties agree that it shall be considered null and void ab initio. If as a result of later circumstances a regulatory agency determines that the agreement cannot continue then the parties agree that it shall terminate as of the date of that determination. Neither party shall be liable to the other for costs, expenses, or damages of any kind that result from the failure to perform this agreement if such failure results from a denied approval from regulatory agency or from a later determination by such an agency that the agreement must be terminated.

b. Restriction on Assignment or Transfer - Neither party may assign or otherwise transfer ownership or control of its interest in the operation that is the subject of this agreement without the express written consent of the other party. This consent shall also be made conditioned on obtaining the necessary approvals from any and all governmental regulatory agencies in any jurisdiction where either party may be licensed.

c. Material Change in Ownership - Both parties agree to provide the other party with written notice of any material change to its corporate structure, including but not limited to the substitution or appointment of any individual having significant ownership interest or controlling interest in the corporation within thirty (30) days.

d. Successors and Assigns - All of the terms and provisions of this Agreement shall be binding upon, shall inure the benefit of, and shall be enforceable by the respective permitted successors and assigns of the parties.

e. No Waivers; Amendments - No failure or delay by any party in exercising any right, power or privileges hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights or remedies herein provided shall be cumulative and not exclusive for any rights or remedies provided by law. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver


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is sought.

f. Notices - All notices, demands, requests, consents or approvals required or permitted to be given hereunder or which are given with respect to this agreement shall be in writing and shall be mailed, registered, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable international overnight courier service with charges prepaid, with a copy (which shall not constitute notice) transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable international overnight courier service.

                  TO IGT:

                           Robert A. Bittman, Executive Vice President
                           IGT
                           5270 Neil Road
                           Reno, Nevada 89502

                           With copy to:

                           Brian McKay, Vice President and General Counsel
                           IGT
                           5270 Neil Road
                           Reno, Nevada 89502

                  TO IGI:

                           Scott Shackelton, Chief Financial Officer
                           Innovative Gaming, Inc.
                           4750 Turbo Circle
                           Reno, Nevada 89502

                           With copy to:

                           Craig Bullis, Vice President/Director of Compliance Innovative Gaming, Inc.
                           4750 Turbo Circle
                           Reno, Nevada 89502

g. Entire Agreement - This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.

h. Governing Law and Jurisdiction - The Agreement and the rights of the parties shall be construed in accordance with the laws of the State of Nevada. The parties, as well as any of their employees or representative, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same).
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i. Severability - Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

j. Counterparts - This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

k. Required Approvals - If approval of this Agreement or any of the transactions contemplated hereby shall be required by any governmental or supra-governmental agency or instrumentality (including any applicable gaming authority) or is considered to be necessary or advisable to all the parties hereto, all parties shall use their respective reasonable best efforts to obtain such approval. If any required approval is not obtained or it becomes clear that such approval will not be granted, any party shall immediately give the other party notice.

l. Section Headings - The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

m. Interpretation - All defined terms herein include the plural as well as the singular. All references in this Agreement to designated "Sections" or "Paragraphs" and other subdivisions are to the designated Sections and Paragraphs and other subdivisions of this Agreement. All references of this Agreement to any party shall include all permitted transferees of such party. This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.

n. Public Disclosure - Unless otherwise required by law, any public disclosure of the subject matter of this Agreement shall be approved by the parties hereto prior to release, provided that such approval shall not be unreasonably withheld or delayed.

o. Confidentiality - IGT and IGI agree that any proprietary information of the other party will be safeguarded and maintained in confidence and shall not be reproduced or otherwise used by the non-disclosing party, or its employees or agents for any purpose other than the purpose of this Agreement, nor to the detriment of, or in any manner in competition with, the other party or its products, nor provided or disclosed to any third person or business entity of any kind without the prior written consent of the disclosing party. Each party agrees to limit the disclosure of any proprietary information to those in its organization only on a need-to-know basis for the purpose of this Agreement. Each party shall at anytime, at the request of the other party, certify the names of the individuals who were permitted access to any of such other party's proprietary information.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

IGT                    INNOVATIVE GAMING, INC.
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By: _____________________________    By:____________________________
        Maureen Imus                          Scott Shackelton
        VP Finance                            Chief Financial Officer

Date:      11/18/96                  Date:         11/18/96